As filed with the Securities and Exchange Commission on August 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3203193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1301 2ND AVENUE SEATTLE, WASHINGTON	98101
(Address of Principal Executive Offices)	(Zip Code)

Dendreon Corporation

Amended and Restated 2009 Equity Incentive Plan

(Full Title of the Plan)

Robert L. Crotty

Executive Vice President, General Counsel and Secretary

Dendreon Corporation

1301 2nd Avenue

Seattle, Washington 98101

(Name and Address of Agent For Service)

(206) 256-4545

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Graham Robinson, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, MA 02116

(617) 573-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock	9,800,000 shares(2)	$2.02(3)	$19,796,000(3)	$2,549.72

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 9,800,000 additional shares authorized for issuance under the Registrant’s Amended and Restated 2009 Equity Incentive Plan (the “Plan”). Shares available for issuance under the Plan were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 16, 2009 (File No. 333-160614) and July 31, 2012 (File No. 333-182955).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 5, 2014.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to an employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant on July 16, 2009 (File No. 333-160614) and July 31, 2012 (File No. 333-182955) with respect to the Registrant’s 2009 Equity Incentive Plan.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 12th day of August, 2014.

DENDREON CORPORATION

By:	/s/ Gregory R. Cox
Gregory R. Cox
Vice President, Interim Chief Financial Officer and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Dendreon Corporation, hereby severally constitute and appoint Gregory R. Cox and John H. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Dendreon Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Thomas Amick W. Thomas Amick	Director, President and Chief Executive Officer (Principal Executive Officer)	August 12, 2014

/s/ Gregory R. Cox Gregory R. Cox	Vice President, Interim Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2014

/s/ Susan B. Bayh Susan B. Bayh	Director	August 12, 2014

/s/ Bogdan Dziurzynski Bogdan Dziurzynski	Director	August 12, 2014

/s/ Dennis M. Fenton Dennis M. Fenton	Director	August 12, 2014

/s/ David C. Stump David C. Stump	Director	August 12, 2014

/s/ David L. Urdal David L. Urdal	Director	August 12, 2014

/s/ Douglas G. Watson Douglas G. Watson	Chairman of the Board of Directors	August 12, 2014

INDEX TO EXHIBITS

Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2002).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 13, 2005).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on June 16, 2009).

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on December 7, 2011).

4.5	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (filed with the Securities and Exchange Commission on May 22, 2000).

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.7	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 7, 2012).

4.8	Rights Agreement between the Registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

4.9	Amendment No. 1 to Rights Agreement, dated as of September 18, 2002, between the Registrant and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent, dated as of May 4, 2012 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 7, 2012).

4.10	Amendment No. 2 to Rights Agreement, dated as of September 18, 2002, between the Registrant and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as Rights Agent, dated as of February 14, 2013 (incorporated by reference to Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 25, 2013).

4.11	Form of Right Certificate (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2002).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Registrant.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1	Dendreon Corporation Amended and Restated 2009 Equity Incentive Plan (incorporated by reference to Appendix to the Registrant’s Proxy Statement on Form DEF 14A, filed with the Securities and Exchange Commission on April 21, 2014).

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